UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 1, 2016

Marriott Vacations Worldwide Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35219	45-2598330
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6649 Westwood Blvd., Orlando, FL	32821
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (407) 206-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

During its third quarter 2016 earnings conference call on October 13, 2016, Marriott Vacations Worldwide Corporation (the “Company”) indicated that mandatory evacuations, shutdowns and cancellations of reservations and scheduled tours resulting from Hurricane Matthew had impacted sales operations at several of its locations, primarily those located in Hilton Head and Myrtle Beach, South Carolina. Currently, all of the Company’s sales centers that were impacted by Hurricane Matthew are fully operational. The Company estimates that the negative impact to contract sales in the fourth quarter as a result of Hurricane Matthew was approximately $7 million to $8 million. Even with this negative impact, the Company is reiterating its contract sales growth guidance of mid-teens for the fourth quarter and roughly four percent for the full year given the performance at its other sales centers.

The Company expects to mitigate a portion of the negative impact to net income from lost contract sales, as well as from lost rental and ancillary revenues, through business interruption insurance. The Company expects to provide any available updates regarding Hurricane Matthew and its impact on the Company’s financial results during the fourth quarter 2016 earnings conference call.

This Form 8-K contains “forward-looking statements” within the meaning of federal securities laws, including statements about future operating results, estimates, and assumptions, and similar statements concerning anticipated future events and expectations that are not historical facts. The Company cautions you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including volatility in the economy and the credit markets, supply and demand changes for vacation ownership and residential products, competitive conditions, the availability of capital to finance growth, and other matters referred to under the heading “Risk Factors” contained in the Company’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) and in subsequent SEC filings, any of which could cause actual results to differ materially from those expressed in or implied in this Form 8-K. These statements are made as of December 1, 2016 and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(Registrant)

Date: December 1, 2016	By:	/s/ John E. Geller, Jr.
	Name:	John E. Geller, Jr.
	Title:	Executive Vice President and Chief Financial Officer